EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 112 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated June 29, 2015 appearing in Post-Effective Amendment No. 107 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 29, 2015.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

November 24, 2015